

<ARTICLE> 5
<LEGEND> This schedule contains summary financial information extracted from
FMC Corporation Form 10-Q for the Quarter ended September 30, 1999 and is qualified in its entirety by reference to such financial statements.
</LEGEND>
<MULTIPLIER> 1,000,000

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                         DEC-31-1999
<PERIOD-START>                            JAN-01-1999
<PERIOD-END>                              SEP-30-1999
<CASH>                                             76
<SECURITIES>                                        0
<RECEIVABLES>                                     798
<ALLOWANCES>                                       17
<INVENTORY>                                       490
<CURRENT-ASSETS>                                 1618
<PP&E>                                           3727
<DEPRECIATION>                                   2039
<TOTAL-ASSETS>                                   4167
<CURRENT-LIABILITIES>                            1392
<BONDS>                                          1396
<PREFERRED-MANDATORY>                               0
<PREFERRED>                                         0
<COMMON>                                            4
<OTHER-SE>                                        730
<TOTAL-LIABILITY-AND-EQUITY>                     4167
<SALES>                                          3079
<TOTAL-REVENUES>                                 3079
<CGS>                                            2255
<TOTAL-COSTS>                                    2846
<OTHER-EXPENSES>                                    0
<LOSS-PROVISION>                                    0
<INTEREST-EXPENSE>                                 81
<INCOME-PRETAX>                                   203<F1>
<INCOME-TAX>                                       40
<INCOME-CONTINUING>                               163
<DISCONTINUED>                                     18
<EXTRAORDINARY>                                     0
<CHANGES>                                           0
<NET-INCOME>                                      181
<EPS-BASIC>                                      5.70
<EPS-DILUTED>                                    5.54

<F1> Pretax income before change in accounting principle is net of 55.5 gain on sale of businesses, (43.8) one-time charges, and (3.8) relating to minority interests. Minority interests are primarily partners' share of partnership profits.

